Exhibit 5.1

Squire Patton Boggs (US) LLP 2550 M Street, NW Washington, D.C. 20037 O +1 202 457 6000 F +1 202 457 6315 squirepattonboggs.com

July 26, 2019

The Board of Directors
NovaBay Pharmaceuticals, Inc.
2000 Powell Street, Suite 1150
Emeryville, CA 94608

Re:	Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to NovaBay Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date hereof. The Registration Statement relates to the proposed sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an unspecified amount of securities of the Company for $10,000,000, consisting of (i) shares of common stock, par value $0.01 (the “Common Stock”); (ii) shares of preferred stock, par value $0.01 (the “Preferred Stock”); (iii) debt securities that may be issued in one or more series (the “Debt Securities”), which may be issued pursuant to one or more indentures or supplements thereto to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between the Company and a trustee to be selected by the Company; (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company; and/or (v) such indeterminate amount of Debt Securities and number of shares of Common Stock or Preferred Stock as may be issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering.

The Common Stock, Preferred Stock, Debt Securities and Warrants are collectively referred to as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements thereto.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

47 Offices in 20 Countries

Squire Patton Boggs (US) LLP is part of the international legal practice Squire Patton Boggs, which operates worldwide through a number of separate legal entities.

Please visit squirepattonboggs.com for more information.

The Board of Directors July 26, 2019 Page 2	Squire Patton Boggs (US) LLP

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, certificates, records and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including the Registration Statement, the Amended and Restated Certificate of Incorporation and Bylaws, as amended, of the Company, each as in effect as of the date hereof, and the authorization given by the Board of Directors of the Company (the “Board”) adopted on July 20, 2019 (the “Resolutions”) and authorized committees thereof, and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.

In rendering our opinions set forth below, we have assumed (a) the authenticity of all documents submitted to us as originals; (b) the genuineness of all signatures; (c) the accuracy and completeness of all certificates, instruments, records, documents and information submitted to us; (d) the conformity to authentic originals of all documents submitted to us as copies; (e) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act (and will remain effective at the time of issuance of any Securities thereunder); (f) a prospectus supplement will have been timely filed with the Commission describing the Securities offered thereby; (g) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement and/or free writing prospectus; (h) a definitive purchase, underwriting or similar agreement with respect to any Securities offered and sold will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and have offered and sold such Securities in accordance with such definitive agreement(s); (i) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (j) Debt Securities will be issued and sold in accordance with the indentures or any supplemental indenture entered into by the Company providing for such issuance and sale; (k) each indenture or supplemental indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, to the extent provided in the prospectus supplement relating thereto; and (l) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents and not otherwise reserved for issuance.

We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise) and remain in full force and effect, executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. Additionally, we have also assumed that the execution and delivery by the Company of, and the performance of its obligations in connection with the offer and/or sale of the Securities will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject; (ii) any law, rule or regulation to which the Company is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to questions of fact material to our opinion, we have relied upon, and have made no independent investigation of, certificates of officers of the Company and of public officials.

The Board of Directors July 26, 2019 Page 3	Squire Patton Boggs (US) LLP

Based on the foregoing, we are of the opinion that:

1.

Upon issuance, delivery and payment therefor as may be described in a supplement to the Prospectus to the Registration Statement, or when issued upon valid conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants that are registered on the Registration Statement and have been duly authorized by all requisite corporate action and validly issued, the shares of Common Stock will be validly issued, fully paid and nonassessable.

2.

When the specific terms of a series of Preferred Stock have been specified in a certificate of designation duly adopted by the Board or a duly authorized committee thereof, and such certificate of designation has been duly filed with the Secretary of State of Delaware and conforms with the requirements of the State of Delaware, such series of Preferred Stock will have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor as may be described in a supplement to the Prospectus to the Registration Statement, or when issued upon valid conversion, exchange or exercise of any Preferred Stock, Debt Securities or Warrants that are registered on the Registration Statement and have been duly authorized by all requisite corporate action and validly issued, shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.

When the specific terms of a series of the Debt Securities have been specified in an indenture or a supplemental indenture, which has been executed and delivered to the trustee by an authorized officer or authorized officers, such series of the Debt Securities will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in the indenture or supplement thereto and delivered against payment therefor, or when issued upon valid conversion, exchange or exercise of the Debt Securities that have been duly authorized by all requisite corporate action and validly issued, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of such series.

4.

When the specific terms of a series of the Warrants have been specified in a warrant agreement, the Warrants established in such warrant agreement will have been duly authorized by all requisite corporate action and, when executed and authenticated as specified in such warrant agreement and delivered against payment therefor pursuant to any terms that may be described in a supplement to the Prospectus, will constitute valid and binding obligations of the Company, enforceable in accordance with the terms of the Warrants.

The Board of Directors July 26, 2019 Page 4	Squire Patton Boggs (US) LLP

Our opinions set forth above are subject to the following qualifications and exceptions:

a.

In rendering our opinions set forth above in paragraphs 1, 2, 3 and 4, at the time of issuance and sale of Common Stock, Preferred Stock, Debt Securities or Warrants, a sufficient number of shares of Common Stock or Preferred Stock are authorized and available for issuance and the consideration for the issuance and sale of the Common Stock or Preferred Stock (or Debt Securities convertible into Common Stock or Preferred Stock, or for Warrants exercisable for Common Stock or Preferred Stock) is in an amount that is not less than the par value of the Common Stock or Preferred Stock, as applicable.

b.

Our opinions in paragraphs 3 and 4 above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors’ rights; (ii) the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law); and (iii) insofar as they relate to indemnification provisions, the effect of federal and state securities laws and public policy relating thereto.

c.

In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, the Resolutions referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement will have been declared effective by the Commission and will continue to be effective, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

The foregoing opinions are limited to the Federal laws of the United States and the laws of the State of New York and the Corporation Law of the State of Delaware as in effect on the date hereof, and we are expressing no opinion as to the effect of the laws of any other jurisdiction or as of any later date. We also express no opinion as to compliance with the “blue sky” laws of any jurisdiction and the opinions set forth herein are qualified in that respect. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in any Securities and their governing documents.

The Board of Directors July 26, 2019 Page 5	Squire Patton Boggs (US) LLP

This opinion letter is provided for use solely in connection with the Securities while the Registration Statement remains effective, and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated above.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Squire Patton Boggs (US) LLP Squire Patton Boggs (US) LLP